UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On September 5, 2023, the Board of Directors (the “Board”) of Semtech Corporation, a Delaware corporation (“Semtech” or the “Company”), appointed Mark Lin to serve as the Company’s Executive Vice President and Chief Financial Officer effective as of a date, not later than October 4, 2023, to be determined by Mr. Lin and the Company’s Chief Executive Officer (the “Transition Date”). Emeka Chukwu, the Company’s current Executive Vice President and Chief Financial Officer, will continue to serve as Semtech’s Executive Vice President and Chief Financial Officer until the Transition Date.

Mr. Lin, age 47, has served as Vice President and Corporate Controller of MKS Instruments, Inc., a global provider of foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications since November 2019. Previously, Mr. Lin was with Microsemi Corporation, a provider of semiconductor and system solutions, from June 2005 until July 2019, holding various accounting and finance roles, including Vice President, Finance and Corporate Controller, a position he assumed in 2014. Mr. Lin received a Bachelor of Arts in business-economics from the University of California, Los Angeles and is a certified public accountant.

There are no arrangements or understandings between Mr. Lin and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Lin and any director or executive officer of the Company, and Mr. Lin does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mark Lin Employment Agreement

On September 5, 2023, the Company and Mr. Lin entered into an Employment Agreement (the “Employment Agreement”) that provides for Mr. Lin’s employment with the Company, as its Executive Vice President and Chief Financial Officer, beginning on the Transition Date. The Employment Agreement includes the following compensation and benefits for Mr. Lin while he serves the Company in that position:

•	Mr. Lin will be entitled to an annual base salary of $420,000, which may be increased (but not decreased) by the Board (or a committee thereof) from time to time.

•

Mr. Lin will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Board (or a committee thereof). Mr. Lin’s annual target and maximum bonus opportunities will be 75% and 150%, respectively, of his base salary for the corresponding fiscal year.

•

The Company will grant Mr. Lin a stock unit award covering a number of shares of Company common stock equal to $1,900,000 divided by the volume-weighted average of the closing prices for a share of the Company’s common stock (in regular trading) on The Nasdaq Stock Market over the 30 consecutive trading days ending with the Transition Date. Half of the stock units awarded will be time-based vesting stock units (“RSUs”) scheduled to vest, subject to Mr. Lin’s continued service, over a three-year period (with one-third of the RSUs scheduled to vest on the first anniversary of the Transition Date and the balance scheduled to vest in quarterly installments thereafter over the following two years). Half of the stock units awarded will be the “target” number of performance-based vesting stock units, with half of the “target” number of performance-based vesting stock units subject to vesting based on the attainment of certain financial measures (“Financial Measure PSUs”) and the other half of the “target” number of performance-based vesting stock units subject to vesting based on the Company’s relative total shareholder return (“Relative TSR PSUs”). Between 0% and 200% of the “target” number of stock units subject to the performance-based awards may become eligible to vest based on actual performance during the applicable performance periods. The performance measures applicable to the Relative TSR PSUs will be consistent with the performance measures applicable to the Relative TSR PSUs awarded by the Company to its other executive officers for fiscal year 2024. The RSUs and Relative TSR PSUs will be awarded on the Transition Date. The Financial Measure PSUs will be awarded following the Transition Date when the applicable performance goals have been determined by the Board (or a committee thereof). All such awards will be structured to satisfy the “inducement grant” exception under applicable listing rules and, accordingly, they will not be granted under the Company’s 2017 Long-Term Equity Incentive Plan.

•	Additional equity awards for Mr. Lin, commencing with awards for fiscal year 2025, will be in the discretion of the Board (or a committee thereof).

•

Mr. Lin will be paid a signing bonus of $200,000. The signing bonus will vest monthly over the two year period following the Transition Date. If Mr. Lin’s employment with the Company ends during that two year period (other than in circumstances triggering severance benefits for Mr. Lin, as described below), Mr. Lin has agreed to repay the then-unvested portion of the signing bonus to the Company.

•

Mr. Lin will also be entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers employed in the United States.

The term of Mr. Lin’s Employment Agreement with the Company will be for an initial five-year term commencing on the Transition Date, with automatic one-year renewals unless one party has provided the other party with at least 60 days’ advance notice of non-renewal of the term and subject to earlier termination of employment by either the Company or Mr. Lin.

The Employment Agreement generally provides that if Mr. Lin’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement), upon expiration of the term of the Employment Agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have Cause to deliver such non-renewal notice, or by Mr. Lin for Good Reason (as defined in the Employment Agreement), Mr. Lin will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date (or, in the event such termination of employment occurs during a Change in Control Window, Mr. Lin will instead be entitled to payment of two times his annual base salary paid out in installments over the two years following his separation date); (2) payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends (pro-rata based on the number of days of employment during the year); (3) payment or reimbursement of Mr. Lin’s premiums to continue healthcare coverage under COBRA for up to 12 months (24 months if such termination of employment occurs during a Change in Control Window); (4) full vesting of any unvested amounts allocated to Mr. Lin’s account under The Executive Nonqualified Excess Plan of Semtech Corporation (amended and restated effective as of March 1, 2019); (5) as to each then-outstanding equity-based award granted by the Company to Mr. Lin that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that was scheduled to vest within one year after Mr. Lin’s separation date (accelerated vesting of the entire outstanding and unvested portion of the award if such termination of employment occurs during a Change in Control Window); and (6) as to each outstanding equity-based award granted by the Company to Mr. Lin that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Mr. Lin’s employment with the Company will be deemed to have continued for one year after his separation date (except that, if such termination of employment occurs during a Change in Control Window, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement). Mr. Lin’s receipt of the separation benefits described above is conditioned on Mr. Lin delivering a release of claims in favor of the Company. For purposes of the Employment Agreement, “Change in Control Window” generally means the period of time in connection with a change in control of the Company that begins on the date 90 days prior to the consummation of the change in control transaction (or, if earlier, on the date a definitive agreement is entered into to effect the change in control transaction) and ends on the second anniversary of the consummation of the change in control transaction.

If Mr. Lin’s employment terminates due to his death or disability, he would be entitled to payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends and the Company would provide the COBRA benefit described in the preceding paragraph.

The foregoing description of the Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Executive Separation

On September 5, 2023, Semtech also determined that Charles B. Ammann, Semtech’s Executive Vice President, Chief Legal Officer and Secretary, will separate from employment with the Company on September 25, 2023. The Compensation Committee approved severance benefits for Mr. Ammann consisting of cash payments totaling $410,000, Company-paid healthcare continuation coverage under COBRA for twelve months, and continued vesting of Mr. Ammann’s outstanding restricted stock units granted by the Company that are subject to time/service-based (and not performance-based) vesting conditions and scheduled to vest on or before March 31, 2025 (“RSUs”), provided that Mr. Ammann enters into a separation agreement with the Company that includes a consulting period through March 31, 2025 (with no additional compensation for Mr. Ammann’s consulting services other than continued vesting of his RSUs) and a general release of claims in favor of the Company.

Item 7.01	Regulation FD Disclosure.

On September 8, 2023, Semtech issued a press release announcing the appointment of Mr. Lin as Executive Vice President and Chief Financial Officer effective on the Transition Date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless Semtech specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated September 5, 2023, between Mark Lin and Semtech Corporation.

99.1	Press Release of Semtech Corporation issued on September 8, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: September 8, 2023	By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer